Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.9

AMENDMENT

This amendment (the “Amendment”) enters into force at the date of signature by both parties (the “Effective Date”),

Between,

FREELINE THERAPEUTICS LIMITED, a company incorporated in England and Wales (Company No. 09500073} with registered office address at Stevenage Bioscience Catalyst, Gunnels Wood Road, Stevenage, Herts, SGl 2FX, United Kingdom, hereafter referred as “FREELINE”,

and

HENOGEN SA, whose registered address is 12 rue des Professeurs Jeener et Brachet, B-6041 Gosselies, Belgium, hereafter referred as “NOVASEP”.

Given that FREELINE and NOVASEP have signed a service agreement (NPI012105-7) for Technology Transfer, Process Development and cGMP manufacturing of [**] dated October 11th 2016 and two amendments dated February 22nd 2018 (the “Services Agreement”).

Given that [**] a supplier of NOVASEP informed FREELINE and NOVASEP of an issue concerning the [**] pH sensor patches [**] and that said problem could not be resolved in the short run.

Given that pH control is a critical parameter for controlling FREELINE’s rAAV upstream process [**]

Given that Freeline have developed and demonstrated at full-scale a manual pH monitoring and controlling methodology based on off-line pH testing of samples, and that this was successfully implemented for the first GMP run at NOVASEP

Given the above and that FREELINE intends to keep the second clinical batch production scheduled in September 2018 (GMP run 02) (WP8.l)) and that a 3rd run (GMP run 03 (WP 8.3)) is booked for early 2019, the parties agree to amend the Services Agreement to address some additional resource costs and process risks arising from implementing this manual pH control methodology for future runs and known-reliability issues with the [**] and consumables

It is therefore agreed as follows:

1.    NOVASEP will start the GMP run02 as scheduled with cell thawing on the 3rd of September 2018, applying manual pH control.

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Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

2.    Should the batch of Product fail to conform to the Specifications (as such terms is defined in the Services Agreement) and such failure be attributable to i) donut leakage (unless as a result of incorrect handling or operation) or ii) failure of the manual pH methodology (unless as a result of incorrect operation of this process), FREELINE shall pay NOVASEP [**] of such batch of Product as well as the cost of the Raw Materials (as such term is defined in the Services Agreement) which (i) were used during the production run, or (ii) were ordered by NOVASEP and could not be reallocated to another project. For the sake of clarity, it is agreed between the Parties that the number of sampling, included sampling for pH control, should not exceed five (5) samplings per day.

3.    Since the manual pH control require additional resources (FTE) which were initially budgeted (including night shifts) and cause organisational change, FREELINE shall pay NOVASEP an additional [**] which includes the training of two additional operators, night shifts for the week (5) and night shifts for the weekend (2) for the GMP run 02 ( WP8.1), and [**] for the GMP run 03 ( WP8.3) which includes the training of one additional operator, and the night shifts. Such payment shall be made at the starting of each batch defined by cells thawing.

4.    Except as otherwise specifically amended hereunder, all the other terms and provisions of the Services Agreement remain unchanged and shall continue to apply in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Services Agreement and any future reference to the Services Agreement shall include the terms and conditions of this Amendment.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment No. 3 to be executed by their duly authorized representatives.

Signed by a duly authorized signatory for and on behalf of FREELINE THERAPEUTICS LTD

Signature:	[**]
Name:	[**]
Position:	CPO
Date:	2-Sep-2018

Signed by a duly authorized signatory for and on behalf of HENOGEN SA

Signature:	[**]
Name:	[**]
Position:	CEO
Date:	7 Sept. 2018

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